UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report: November 5, 2025

Archer Aviation Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39668	85-2730902
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

190 West Tasman Drive
San Jose, CA	95134
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 650-272-3233
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ACHR	New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ACHR WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Acquisition of Hawthorne Airport

On November 5, 2025, the Company, through its wholly-owned subsidiaries, entered into a series of definitive agreements (the “Hawthorne Airport Acquisition Agreements”) with Hawthorne Airport, LLC (“HAL”), 395 Park Place, LLC (“395”) and Advanced Air, LLC (“Advanced Air”, and collectively with HAL and 395, referred herein collectively as the “Sellers”), pursuant to which the Company would acquire: (i) the master lease agreement between HAL and the City of Hawthorne covering the lease of the Hawthorne Airport in the City of Hawthorne (“Hawthorne Airport”) through 2055 (the “Master Lease”); (ii) certain subleases held by HAL with third parties and 395; and (iii) certain subleases held by 395 with third parties (items (ii) and (iii) referred to herein as the “Subleases”, and together with the Master Lease, collectively, the “Leases”) for $126 million in cash. The Company also received: (x) an option to purchase seventy-five per cent (75%) of the fixed based operator business operating at the Airport from Advanced Air prior to December 31, 2026 for $25 million (“FBO Option Agreement”); and (y) rights to have 395 Park Place develop approximately 63,000 sq. ft. of additional hangar space at the Airport on Company’s behalf for $20.4 million with payments to be made in installments based on construction progress (the“Development Agreement”). Items (i) through (iii), (x) and (y) are collectively referred to herein as the “Hawthorne Airport Acquisition.” Subject to the parties receiving the necessary approvals described below, the transactions contemplated in items (i) through (iii) of the Hawthorne Airport Acquisition (the “Hawthorne Airport Acquisition Initial Closing”) are expected to close by the end of 2025. The Hawthorne Airport Acquisition Agreements contain customary termination rights for the Company and Sellers, including that the Hawthorne Airport Acquisition may be terminated by either party if it is not consummated by December 30, 2025.

Upon the Hawthorne Airport Acquisition Initial Closing, the Company shall assume all of the Sellers’ rights and obligations under the Leases. The Leases pertain to the operation and occupancy of certain existing infrastructure located at the Airport which sits on an 80-acre site, consisting of approximately 38,000 sq. ft. of terminal and office space and approximately 153,000 sq. ft. of hangar space. In connection with the Hawthorne Airport Acquisition, certain Seller employees will provide certain transition services to the Company following the closing to facilitate the orderly transfer of purchased assets to the Company.

As part of the Hawthorne Airport Acquisition Initial Closing, the Company will assume 395’s outstanding loan with a principal amount of approximately $16 million that currently bears interest at a rate of 6.3% per annum and has an initial term that matures in April 2030 with an option to extend the maturity for five years to 2035 at an adjusted interest rate equal to the five-year treasury rate plus 2.70% (the “Hawthorne Bank Loan”). The loan agreement to be assumed by the Company setting forth the terms of the Hawthorne Bank Loan contains provisions, representations, warranties, covenants and indemnities that are customary and standard for secured debt on a commercial property. Additionally, following the Hawthorne Airport Acquisition Initial Closing, certain Seller employees and 395 will be entitled to receive up to an aggregate of $21.4 million in earn-out shares of Company’s Class A Common Stock between the Company and these parties to the extent they achieve certain designated performance milestones intended to be achieved over the three years following this date.

Each party’s obligation to consummate the transactions contemplated by the Hawthorne Airport Acquisition Agreements are subject to the satisfaction of certain agreed-upon closing conditions, including: (a) the receipt of certain consents, estoppels, approvals or waivers, including an approval from the City of Hawthorne for the transfer of the Master Lease, (b) the accuracy of the other party’s representations and warranties, (c) the other party’s compliance with its covenants contained in the transaction agreements, (d) delivery of customary officer’s and secretary’s certificates and (e) the absence of any order or law making any document contemplated by the transaction illegal or otherwise restraining or prohibiting the consummation of the transaction. The Hawthorne Airport Acquisition is not subject to any financing or similar condition.

The text of the Hawthorne Airport Acquisition Agreements are filed as Exhibits 1.1 and 1.2 to this current report on Form 8-K to provide information regarding its terms. It is not intended to modify or supplement any factual disclosures about the Company in any public reports filed or to be filed with the U.S. Securities and Exchange Commission (the “Commission”) by the Company. In particular, the assertions embodied in the representations, warranties and covenants contained in the Hawthorne Agreements were made only for purposes of the Hawthorne Agreements and as of the specified dates, were solely for the benefit of the parties to the Hawthorne Agreements, and are subject to the limitations agreed upon by the parties to the Hawthorne Agreements, including being qualified by confidential disclosure schedules provided by the parties in connection with the execution of the Hawthorne Agreements. Such disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Hawthorne Agreements. Moreover, certain representations and warranties in the Hawthorne Agreements have been made for the purposes of allocating risk between the parties to the Hawthorne Agreements instead of establishing matters of fact. Accordingly, the representations and warranties in the Hawthorne Agreements may not constitute the actual state of facts about the Company. The representations and warranties set forth in the Hawthorne Agreements may also be subject to a contractual standard of materiality different from that generally applicable under federal securities laws. Investors should not rely on the representations, warranties, or covenants or any descriptions thereof as characterizations of the actual state of facts or the actual condition of the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Hawthorne Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Hawthorne Agreements do not purport to be complete and are qualified in its entirety by reference to the full text of the agreements, copies of which are filed as Exhibit 1.1 and 1.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Forward-looking Statements

This Current Report on Form 8-K contains certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding future events, including statements about the expected benefits and use cases of the acquired patent portfolio, the anticipated timing of the closing of the Hawthorne Airport Acquisition and potential impacts on the Company’s business, and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors. The risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 28, 2025, Current Report on Form 8-K filed with the SEC on June 13, 2025, and Form 10-Q, filed with the SEC on November 6, 2025. Any forward-looking statements contained herein are based on assumptions that the Company believes to be reasonable as of the date of they were made. The Company undertakes no obligation to update these statements as a result of new information or future events.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
1.1*	Purchase and Sale Agreement between Hawthorne Airport Ground Lease LLC and Hawthorne Airport, LLC dated November 5, 2025
1.2*	Purchase and Sale Agreement between Hawthorne Airport Improvement LLC and 395 Park Place, LLC dated November 5, 2025
104	Cover Page Interactive Data File (formatted in the Inline XBRL and contained in Exhibit 101)
* The Registrant has redacted provisions or terms of this Exhibit pursuant to Regulation S-K Item 601(b)(10)(iv). While portions of the Exhibits have been omitted, these Exhibits include a prominent statement on the first page of each redacted Exhibit that certain identified information has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private or confidential. The Registrant agrees to furnish an unredacted copy of the Exhibit to the SEC upon its request.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCHER AVIATION INC.

Date: November 12, 2025	By:	/s/ Eric Lentell
	Name:	Eric Lentell
	Title:	Chief Legal & Strategy Officer